July 30, 2026

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 1-A

(Pre-Qualification Amendment No. 2)

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Interglobe Solutions Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

15800 East Gale Avenue, Rowland Heights, California 91748

(626) 237-5800

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

A Registered Agent, Inc.

8 The Green STE A, Kent County, Dover, DE, 19901

(302) 288-0670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jiang Jing (Sean), United Securities Legal Group, APC

1968 South Coast Hwy, #2854, Laguna Beach, California, 92651, the U.S.

Tel: +1 917 985 7989; Email: Chairman@USLegal.Group

8093	98-1920183
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

(Pre-Qualification Amendment No. 2)

Dated: July 30, 2026

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Interglobe Solutions Inc.

15800 East Gale Avenue, Rowland Heights, California 91748

(626) 237-5800

15,000,000 Shares of Common Stock at a price of $0.10 per Share

Minimum Investment: $1,000.00; Offering Amount: $1,500,000.00

No Selling Shareholder(s)

No Escrow

See “Offering Summary” and “Risk Factors” on Page 8, and “Securities Being Offered” on Page 33

For Further Details.

This Offering will Commence Upon Qualification of this Offering by the Securities and Exchange Commission (“SEC”) and will Terminate 365 days from the date of qualification by the SEC, Unless Extended or Terminated Earlier By the Issuer.

This Offering is made on a “Best Effort Basis”, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.10	$0	$0.10	None
Minimum Investment	$1,000.00	$0	$1,000.00	None
Total Maximum Offering Amount	$1,500,000.00	$0	$1,500,000.00	None

(1)The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2)Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000 and which include, among other things, legal fees, accounting costs, audit fees, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance (if any), and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and technology providers. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER”.

(3)There are no finder's fees or other fees being paid to third parties from the proceeds. See “PLAN OF DISTRIBUTION”.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PLEASE REVIEW ALL RISK FACTORS BEGINNING ON PAGE 9 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, IF YOU ARE A NON-ACCREDITED INVESTOR, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the "Offering") consists of Common Stock (the "Shares" or “Offered Shares”, or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Interglobe Solutions Inc., a Delaware Corporation (the "Company"). There are 15,000,000 Shares being offered on behalf of the Company at a price of $0.10 per Share with a minimum purchase of $1,000.00 per investor. We do not register any shares of Common Stock for the Company’s existing shareholders. The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The aggregate amount of the Shares offered is 15,000,000 shares of Common Stock ($1,500,000.00). There is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this offering to close. The Company will retain all proceeds received from the shares sold on their account in this offering.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for TIER 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS, OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS). INITIALLY, THE COMPANY IS INITIALLY SEEKING QUALIFICATION IN THE STATE OF DELAWARE AND CALIFORNIA.

STATE LAW EXEMPTION AND OFFERINGS TO “QUALIFIED PURCHASERS: THE OFFERED SHARES ARE BEING OFFERED AND SOLD ONLY TO “QUALIFIED PURCHASERS” (AS DEFINED IN REGULATION A UNDER THE SECURITIES ACT). AS A TIER 1 OFFERING PURSUANT TO REGULATION A UNDER THE SECURITIES ACT, THIS OFFERING WILL NOT BE EXEMPT FROM STATE “BLUE SKY” LAW REVIEW, SUBJECT TO CERTAIN STATE FILING REQUIREMENTS AND ANTI-FRAUD PROVISIONS, TO THE EXTENT THAT THE OFFERED SHARES OFFERED HEREBY ARE OFFERED AND SOLD ONLY TO “QUALIFIED PURCHASERS”. “QUALIFIED PURCHASERS” INCLUDE: (A) “ACCREDITED INVESTORS” UNDER RULE 501(A) OF REGULATION D AND (B) ALL OTHER INVESTORS, SO LONG AS THEIR INVESTMENT IN OFFERED SHARES DOES NOT REPRESENT MORE THAN 10% OF THE GREATER OF THEIR ANNUAL INCOME OR NET WORTH (FOR NATURAL PERSONS), OR 10% OF THE GREATER OF ANNUAL REVENUE OR NET ASSETS AT FISCAL YEAR-END (FOR NON-NATURAL PERSONS). ACCORDINGLY, WE RESERVE THE RIGHT TO REJECT ANY INVESTOR’S SUBSCRIPTION IN WHOLE OR IN PART FOR ANY REASON, INCLUDING IF WE DETERMINE, IN OUR SOLE AND ABSOLUTE DISCRETION, THAT SUCH INVESTOR IS NOT A “QUALIFIED PURCHASER” FOR PURPOSES OF REGULATION A. WE INTEND TO OFFER AND SELL THE OFFERED SHARES TO QUALIFIED PURCHASERS IN EVERY STATE OF THE UNITED STATES.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating, and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1- A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

Part II, Item 2. Table of Contents

TABLE OF CONTENTS

Part II – Information Required in Offering Circular1

Part II, Item 1. Cover Page of Offering Circular2

Part II, Item 2. Table of Contents ……………………………………………………………………….. 7

Part II, Item 3. Summary And Risk Factors8

Part II, Item 4. Dilution20

Part II, Item 5. Plan of Distribution and Selling Securityholders21

Part II, Item 6. Use Of Proceeds to Issuer23

Part II, Item 7. Description of Business24

Part II, Item 8. Description of Property27

Part II, Item 9. Management’s Discussion and Analysis of Financial Condition and Results of Operations27

Part II, Item 10. Directors, Executive Officers, And Significant Employees31

Part II, Item 11. Compensation Of Directors and Executive Officers33

Part II, Item 12. Security Ownership of Management and Certain Securityholders35

Part II, Item 13. Interest of Management and Others in Certain Transactions35

Part II, Item 14. Securities Being Offered (Description of Securities)35

Part II, Item 15. Miscellaneous: Dividend Policy, Shares Eligible for Future Sales, Legal Matters, Experts, Where You Can Find More Information40

Part II, F/S. Financial Statements43

Part III – Exhibits50

Part III, Item 16 - 17. Index to Exhibits & Description of Exhibits50

Part II, Item 3. Summary And Risk Factors Offering Summary

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:Common Stock

Price Per Share:$0.10

Minimum Investment:$1,000.00 per investor

GrossProceeds(Offering

Amount):

$1,500,000.00. The Company will not accept investments

greater than the Offering Amount.

Maximum Shares Offered:15,000,000.00 Shares of Common Stock.

Use of Proceeds:Seethe   descriptionin   section   entitled   "USEOF

PROCEEDS TO ISSUER".

Voting Rights:The Shares have full voting rights.

Length of Offering:Shares will be offered on a continuous basis until either (1)

the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission, or (3) the Company in its sole discretion withdraws this Offering.

THE OFFERING

Common Stock Outstanding as of the date of this Offering Circular(1)	50,000,000 Shares
Common Stock in this Offering (2)	15,000,000 Shares
Stock to be outstanding after the offering	65,000,000 Shares

(1)No shares will be sold by the Company’s existing shareholders.

(2)The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering.

The Company may not be able to sell the Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering. Currently we are not listed on any exchange. We plan to list our common shares on the OTC Markets OTCQB tier, but there is no guarantee that we will be listed on the OTC Markets. Therefore, investors should not assume that the Offered Shares will be listed.

A consistent public trading market for the shares may not develop.

INVESTMENT ANALYSIS

There is no assurance Interglobe Solutions Inc. will be profitable, or that management's opinion of the Company's future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments, and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition, or results of operations could be seriously harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

The risks listed do not necessarily comprise all those associated with an investment in our Company and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on our business and your investment. You are advised to consult an independent professional advisor or attorney who specializes in investments of this kind before making any decision to invest.

Risks Related to the Company and Its Business

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are a company with limited operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current executive officers. Loss of this individuals could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the financial consulting services industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value- added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company's regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

The Company will likely incur debt.

The Company may incur debt in the future in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to: (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We will be reliant on key suppliers.

We intend to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on our financial results and on your investment.

Increased costs could negatively affect our business.

An increase in the cost of services providers and/or raw materials could affect the Company's profitability. Services/materials price increases and other price changes may result in unexpected increases in the cost of the services and raw materials to be procured by the Company from third party vendors. The Company may also be adversely affected by shortages of service provides and raw materials. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales, and operating profit, and this could have an adverse effect on your investment.

We may be unable to maintain or enhance our service / product image.

It is important that we maintain and enhance the image of our existing and new services / products. The image and reputation of the Company's services and products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its services and/or products. From time to time, the Company may receive complaints from clients regarding services and products purchased from the Company. The Company may in the future receive correspondence from clients requesting refund or reimbursement. Certain dissatisfied clients may threaten legal action against the Company if no refund or reimbursement is made. The Company may become subject to services and product liability lawsuits from clients alleging injury because of a purported defect in services and products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies, or distributes its services and products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of client complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation, and product quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to protect our Intellectual Property effectively, we may be unable to operate our business.

Our success will depend on our ability to obtain and maintain meaningful Intellectual Property Protection for any such Intellectual Property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its clients leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on client expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect clients' confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our employees, executive officers, directors, and insider shareholders beneficially own or control a substantial portion of our outstanding shares.

Our employees, executive officers, directors, and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by CHEUNG Siu Chung. Accordingly, executive officer(s) may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholder may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

·whether the Company can obtain sufficient capital to sustain and grow its business;

·our ability to manage the Company's growth;

·whether the Company can manage relationships with key vendors and service providers;

·demand for the Company's products and services;

·the timing and costs of new and existing marketing and promotional efforts competition;

·the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

·the overall strength and stability of domestic and international economies;

·client spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

We do not expect to be profitable for the foreseeable future and cannot accurately predict when we might become profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company's market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company's financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company's results of operations.

We face competition from a number of large and small companies, some of which have greater financial, research and development, production, and other resources than we do.

In many cases, our competitors have longer operating histories, established ties to the market and clients, greater brand awareness, and greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside of our control, including the ability of our competitors to develop similar services or alternatives that are better than ours. If we fail to successfully compete in the relevant markets, or if we incur significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, client incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

If the third-party vendors who we depend upon to produce and deliver our services and products experience delays or interruptions in service, our client experience will suffer which could substantially harm our business.

Because we outsource certain parts of our services to third-party service providers (such as lawyers and accounting firms), our ability to provide a high-quality client experience is dependent on those vendors. This client experience could be detrimentally impacted by a variety of external factors over which we have little or no control, including the reliability and performance of suppliers, third-party services providers. If any of these third-party providers experiences a delay or interruption in service, or provides low-quality services, it could substantially harm our ability to provide a high-quality client experience and our business and results of operations would suffer as a result.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a "best efforts" basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this document or to meet our working capital needs.

If the Offering Amount is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the Offering Amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Prospectus may contain both historical and "forward- looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Prospectus, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of client demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain clients, loss of clients and failure to obtain new clients, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Prospectus or in other reports issued by us or by third-party publishers.

Fluctuations or underperformance in the capital markets could pose significant challenges to the Company’s operational and financial performance, which, in turn, may have a detrimental impact on investor returns.

Under the influence of multiple factors such as macroeconomic fluctuations, policy adjustments and changes in the capital markets environment, the capital market may experience significant and drastic fluctuations or even overall underperformance. Under such circumstances, the IPO and listing markets in the U.S. may decline, resulting in a decrease in the number of clients for the Company, which in turn will adversely impact the Company’s business revenues, and may cause investors to suffer losses.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. Shares are being offered and sold pursuant to an exemption from registration under Regulation A. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the

Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger, or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization, or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Prospectus and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Delaware for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Subscription Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Delaware. Furthermore, the Subscription Agreement establishes the state and federal courts located in Delaware as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

Part II, Item 4. Dilution

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 23.1% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, another stock or securities or debt convertible into stock. Such future fundraising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book as of Dec 31, 2025, was $-4,350. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming (i) the sale of 100%, 75%, 50%, or 25%, respectively, of the shares offered by the Company for sale in this Offering (before deducting estimated offering expenses of $25,000), and (ii) an offering price of $0.10 per share:

Funding Level	100%	75%	50%	25%
Gross Proceeds	$1,500,000	$1,125,000	$750,000	$375,000
Offering Price	$0.1	$0.1	$0.1	$0.1
Net Tangible Book Value per Share of Common Stock before this Offering	$0.000013	$0.000013	$0.000013	$0.000013
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.023074	$0.018365	$0.013042	$0.006976
Net Tangible Book Value per Share of Common Stock after this Offering	$0.023087	$0.018378	$0.013055	$0.006989
Dilution per share to Investors in the Offering	$0.076913	$0.081622	$0.086945	$0.093011

There is a $0.0999/share disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

Part II, Item 5. Plan of Distribution and Selling Security holders

We are offering an Offering Amount of up to 15,000,000 in Shares of our Common Stock. There is no selling shareholder(s) in this offering. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company.

The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Shares under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. We will receive no cash proceeds from shares issued for services or in fulfillment of any other agreements.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an "accredited investor" as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $1,000.00. All subscription checks should be sent to the following address:

Simon ZHAO;

   Interglobe Solutions Inc.;

15800 East Gale Avenue, Rowland Heights, California 91748;

(626) 237 5800.

In such case, subscription checks should be made payable to Interglobe Solutions Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i)

is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Part II, Item 6. Use Of Proceeds to Issuer

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds to the Company from the sale of the Shares in this Offering are $1,500,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $1,475,000.00 after the payment of offering costs including broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital purposes. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS
Offering Price: $0.10	10%	25%	50%	75%	100%
Healthcare Consulting and Comprehensive Medical Outpatient Advisory Services	150,000	375,000	500,000	750,000	1,000,000

Holistic Traditional Chinese Medical (TCM) Advisory Services	$-	$-	$250,000	375,0 $375,000 $500,000

Total	$150,000	$375,000	$750,000	$1,1250,000 $1,500,000

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the two categories or for other uses if management deems such a reallocation to be appropriate.

Notwithstanding anything to the contrary in this Use of Proceeds section, the Company’s primary objective in raising capital under this Regulation A offering is to fund the Company’s need for working capital for the Company’s IPO, listing, and going public business and money services business, as previously stated.

Part II, Item 7. Description of Business Business Overview

Interglobe Solutions Inc. (the "Company"), a Delaware Corporation formed on November 21, 2025, is positioned as a premier provider of specialized healthcare consulting. The Company's core mission is to bridge the gap between cutting-edge medical innovation and practical, patient-centric care delivery. We operate a unique ecosystem that integrates advisory services, advanced health technology, and traditional practices to offer a comprehensive approach to wellness.

Our business model is built upon delivering expert guidance and solutions through two synergistic, core divisions:

1) Healthcare Consulting and Comprehensive Medical Outpatient Advisory Services

This division forms the cornerstone of our modern medical consulting practice. We provide strategic and clinical advisory services to both patients and healthcare providers, focusing on prevention, rehabilitation, and advanced aesthetics. Our expertise encompasses a range of high-growth sectors:

- Rehabilitation-Focused Physiotherapy: We offer specialized consulting for the development and optimization of physiotherapy programs that prioritize patient recovery and long-term musculoskeletal health.

- Premium Aesthetic Medicine Solutions: We provide advisory services for the integration of premium, non-invasive aesthetic treatments, helping practitioners enhance their service offerings with the latest clinical protocols.

- Non-invasive Cardiovascular Screening: In partnership with primary care initiatives, we consult on the implementation of advanced, non-invasive screening technologies to facilitate early detection and proactive heart health management.

- Health Technology Integration: We are at the forefront of medical innovation, offering advisory services on the application of cutting-edge biotech, including the development and use of graphene-based medical products and nutritional supplements.

- Healthcare Education & Promotion: A key pillar of our consulting practice is knowledge transfer. We develop and deliver professional development training and patient education programs to ensure awareness and best-practice adoption across all our service verticals.

2) Holistic Traditional Chinese Medicine (TCM) Advisory Services

Complementing our modern medical consulting, we are dedicated to the integration of time-honored healing arts. This division focuses on providing expert advisory services for the incorporation of Holistic Traditional Chinese Medicine (TCM) into standard healthcare practice. Our consulting covers evidence-based approaches to acupuncture, herbal medicine, and other TCM modalities, offering clients a comprehensive pathway to wellness that respects both Eastern and Western medical philosophies.

By uniting rigorous research and testing excellence with advanced biotech and ancient wisdom, Interglobe Solutions Inc. creates a powerful platform for knowledge transfer and clinical advancement. We empower healthcare providers to expand their capabilities and offer patients a truly integrated path to improved health outcomes.

Group Structure Chart

Shareholder / Entity Name	Shareholding Structure
CHEUNG Siu Chung	Interglobe Solutions Inc. is 50% owned by CHEUNG Siu Chung.
RU Xiaoge	Interglobe Solutions Inc.. is 50% owned by RU Xiaoge.

Recent Events

Client(s): Currently we have 1 client for our products.

Marketing:

We operate our Company’s healthcare consulting businesses from our Company’s office at 15800 East Gale Avenue, Rowland Heights, California 91748, (and we plan to expand our healthcare consulting businesses globally, mainly through online marketing and operating our Company’s social media accounts on various global social media platforms, such as Facebook, X.Com (Twitter), Youtube, etc. Currently, the Company operates the following social media accounts and website to marketing our services and generating new clients:

Twitter: X.com/CheIntergl65465

Linkedin: https://www.linkedin.com/in/interglobe-che-4b39913b4/

Competitive Strengths:

We believe that the following strengths enable us to stand out in the healthcare consulting service industry and differentiate us from our competitors:

Experienced and Highly Qualified Team

We have a highly qualified professional service team with extensive experience in healthcare consulting services. Our professional team members have many years of experience in their respective fields of healthcare services. The majority of the members of our team previously worked in the healthcare industries. We highly value members of our qualified professional team and are on the constant lookout for new talents to join our team.

Amicable Cooperation Relationship with Third-Party Professional Providers

We have established amicable and win-win professional relationships with a group of well-known third- party professional providers both domestically and in the U.S., such as investment banks, certified public accounting firms, law firms, and investor relations agencies, whose services and support are necessary for us to provide high-quality one-stop going public consulting service to our clients. It took us years of hard work to demonstrate to these professional organizations that we are a worthy partner capable of providing high-quality professional services that conforms to their high standards. As a result, our clients are able to gain direct access to and obtain high-quality professional services from our third-party professional providers.

Employees

As of the date of this Offering Circular, the Company has two employees, including its officers, of which two are full-time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is individual and standard for the industry.

Part II, Item 8. Description of Property

We do not own any real properties or vehicles. Our Company’s principal office is located at: 15800 E. Gale Ave, Rowland Heights, CA 91748 USA.

Part II, Item 9. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Company Overview and Plan of Operation

Interglobe Solutions Inc. (the "Company"), a Delaware Corporation formed on November 21, 2025, is positioned as a premier provider of specialized healthcare consulting. The Company's core mission is to bridge the gap between cutting-edge medical innovation and practical, patient-centric care delivery. We operate a unique ecosystem that integrates advisory services, advanced health technology, and traditional practices to offer a comprehensive approach to wellness.

Our business model is built upon delivering expert guidance and solutions through two synergistic, core divisions:

1) Healthcare Consulting and Comprehensive Medical Outpatient Advisory Services

This division forms the cornerstone of our modern medical consulting practice. We provide strategic and clinical advisory services to both patients and healthcare providers, focusing on prevention, rehabilitation, and advanced aesthetics. Our expertise encompasses a range of high-growth sectors:

- Rehabilitation-Focused Physiotherapy: We offer specialized consulting for the development and optimization of physiotherapy programs that prioritize patient recovery and long-term musculoskeletal health.

- Premium Aesthetic Medicine Solutions: We provide advisory services for the integration of premium, non-invasive aesthetic treatments, helping practitioners enhance their service offerings with the latest clinical protocols.

- Non-invasive Cardiovascular Screening: In partnership with primary care initiatives, we consult on the implementation of advanced, non-invasive screening technologies to facilitate early detection and proactive heart health management.

- Health Technology Integration: We are at the forefront of medical innovation, offering advisory services on the application of cutting-edge biotech, including the development and use of graphene-based medical products and nutritional supplements.

- Healthcare Education & Promotion: A key pillar of our consulting practice is knowledge transfer. We develop and deliver professional development training and patient education programs to ensure awareness and best-practice adoption across all our service verticals.

2) Holistic Traditional Chinese Medicine (TCM) Advisory Services

Complementing our modern medical consulting, we are dedicated to the integration of time-honored healing arts. This division focuses on providing expert advisory services for the incorporation of Holistic Traditional Chinese Medicine (TCM) into standard healthcare practice. Our consulting covers evidence-based approaches to acupuncture, herbal medicine, and other TCM modalities, offering clients a comprehensive pathway to wellness that respects both Eastern and Western medical philosophies.

By uniting rigorous research and testing excellence with advanced biotech and ancient wisdom, Interglobe Solutions Inc. creates a powerful platform for knowledge transfer and clinical advancement. We empower healthcare providers to expand their capabilities and offer patients a truly integrated path to improved health outcomes.

The above services effectively streamline the Company’s overhead costs and increase margins and profit revenue without compromising customer service and product delivery.

We use our official website: www.interglobe.cc/mobile/ and our social media accounts (built by us on Facebook, X.com, YouTube, LinkedIn, Instagram, etc.) to reach our potential clients and build trusts with them. Through online and offline marketing and interactive campaigns, we market our services and products to our potential clients. Such combination of online and offline marketing strategies enhance our brand awareness, thus driving the growth of our businesses.

Business Development Plan and Plan of Operations

We plan to eventually grow into an international healthcare consulting company headquartered and based in the U.S. with clients and branches throughout the world. We plan to market our services and products through the followings: (i) Social medias such as YouTube, Twitter, Facebook, etc.; (ii) Newsletters to our prospective clients; and (iii) hosting offline seminars, developing business relationships with well-known corporations and web platforms with large online traffics that can direct traffic to our U.S. principal office and our website through links on their websites.

The Company operates as a pure-play consulting firm positioned as a premier provider of specialized healthcare consulting services, its core mission is to bridge the gap between cutting-edge medical innovation and practical, patient-centric care delivery.

Unlike traditional, product-focused life sciences or medical device companies that require massive R&D cap-ex and multi-year development time, the Company operates a high-margin, asset-light ecosystem. We integrate strategic advisory services, advanced health technology consulting, and traditional medical practices to offer a comprehensive approach to wellness.

Our business model is an asset-light consulting business built upon delivering expert guidance and solutions through three synergistic, core divisions, i.e. healthcare consulting, comprehensive medical outpatient advisory services, and holistic Traditional Chinese medicine (TCM) advisory services.

The above services effectively streamline the Company’s overhead costs and increase margins and profit revenue without compromising customer service and product delivery.

By intentionally omitting the direct manufacturing, distribution, or sale of regulated medical products, the Company captures the following legal and operational advantages:

(a)Minimal FDA Exposure: Eliminates the multi-phase clinical trial risks and delays associated with FDA pre-market approvals or 510(k) clearances.

(b)Reduced Product Liability: Significantly lowers product liability risk profiles, leading to predictable corporate insurance underwriting.

(c)Zero Inventory Overhead: Eliminates supply chain bottlenecks, warehousing costs, shelf-life expiration, and inventory impairment risks.

The U.S. annual healthcare consulting market is estimated at approximately USD 35 billion. The Company is uniquely positioned to capture cross-disciplinary market share by blending modern clinical advisory with evidence-based holistic models, a shift heavily favored by modern, consumer-driven healthcare demographics.

Macro-Environment Market and Industry Analysis

The domestic healthcare consulting market’s USD 35 billion valuation is driven by systemic industry headwinds, including but not limited to shifting reimbursement landscapes, aging population requiring complex chronic care management, and the rapid digitization of clinical workflows.

The Company defines its market reach and growth across these segments:

(a)Aesthetics and Physiotherapy: Consumer out-of-pocket spending on non-invasive aesthetics and preventative musculoskeletal physical therapy has grown by over 12% annually over the last five years.

(b)Traditional Chinese Medicine: Clinical acceptance of TCM has achieved avant-garde validation, with some hospital groups establishing dedicated integrative medicine wings to meet consumer demand.

(c)Graphene & Bio-Tech Integration: Graphene’s unique electrical conductivity and thermal properties have created a surge in next-generation wearable biosensors and smart therapeutics. Healthcare providers require specialized consulting to properly select and integrate these advanced materials into their existing patient monitoring ecosystems.

Corporate Structure & Operational Model

The Company is incorporated under the General Corporation Law of the State of Delaware (DGCL). This structure provides the standard, gold-class corporate governance foundation required by institutional investors, market makers, and the staff of the SEC and FINRA during the public listing process.

Healthcare Consulting & Comprehensive Medical Outpatient Advisory Services

The Company’s Modern Medical Consulting Division provides clinical, operational, and strategic guidance across five high-growth service verticals:

(a)Rehabilitation-Focused Physiotherapy Consulting: Designing clinical throughput optimization strategies, advanced biomechanical protocols, and outpatient facility workflows for physical therapy groups.

(b)Premium Aesthetic Medicine Solutions Consulting: Advising dermatology and boutique outpatient clinics on technology selection (lasers, body contouring equipment), patient safety optimization, and cash-pay clinical structuring.

(c)Non-Invasive Cardiovascular Screening Advisory Services: Assisting multi-specialty practices in establishing scalable, early-detection screening workflows using advanced ECG algorithms and photoplethysmography (PPG) technologies.

(d)Health Technology Integration Consulting: Providing technical evaluation and integration advisement for cutting-edge medical technologies, specifically highlighting:

(i)Graphene-based medical products: Wearable smart-textiles, real-time bio-sensors, and neuro-interface interfaces.

(ii)Nutritional supplements: Advising clinics on evidence-based nutraceutical protocols, quality-assurance metrics, and peer-reviewed safety integrations.

(e)Healthcare Education and Promotion: Developing proprietary continuing medical education content, professional development training modules for clinicians, and large-scale public health and patient-compliance education initiatives.

The Company’s TCM Advisory Services Division acts as the integrative bridge to modern western medicine, advising clinical practices on how to safely and effectively deploy evidence-based Eastern modalities:

•Acupuncture Integration: Designing credentialing standards, neuro-anatomical staging protocols, and clean-needle compliance frameworks for western hospital systems and outpatient groups.

•Herbal Medicine Formulary Advisory: Consulting on drug-herb interaction matrices, sourcing validation protocols, and the establishment of evidence-based herbal medicine formularies within traditional outpatient settings.

Financial Architecture and Monetization Strategy

The Company operates under an asset-light, pure-play consulting model, this projection reflects high gross margins, minimal capital expenditure, and zero inventory-related cash drag. The primary cash outflows are directed toward scaling professional talent, marketing, legal and compliance costs for the public listing process, and intellectual property development.

Key Financial Assumptions:

(a)Revenue Growth: Driven by a mix of monthly advisory retainers (per month per clinic group), milestone-based enterprise tech integrations, and SaaS-style CME educational licensing.

(b)Personnel/COGS: For a consulting firm, direct labor (specialized clinicians, health-tech engineers, TCM experts) constitutes the "Cost of Services" rather than traditional manufacturing COGS.

(c)Public Listing Costs: Form 10/S-1 registration, PCAOB audits, SEC legal retainers, and FINRA market-maker fees are heavily weighted into Year 1 and Year 2.

(d)Taxation: Assumes a standard corporate tax rate of 21%.

Revenue Stream Matrix

The Company utilizes three primary monetization levers:

Revenue Model	Structure	Target Client Base
Retainer-Based Advisory	Fixed monthly advisory fees ranging from $5,000 to $25,000/month.	Mid-sized medical groups, outpatient clinics, and tech developers.
Project-Based Milestones	Fixed-fee engagements tied to specific integration rollouts (e.g., Graphene-sensor workflow design).	Enterprise hospital systems and health-tech manufacturers.
SaaS-Style Educational Licensing	Per-seat licensing fees for the Company's proprietary healthcare education and CME platforms.	Individual practitioners, medical nursing schools, and hospital networks.

Pro Forma Financial Projections (Values in USD Millions):

Metric	Year 1 (2026)	Year 2 (2027)	Year 3 (2028)
Gross Revenue	$4.5M	$12.0M	$28.5M
Operating Expenses	$3.1M	$7.2M	$15.5M
EBITDA	$1.4M	$4.8M	$13.0M
EBITDA Margin	~31%	~40%	~45%

Risk Factors

In accordance with SEC Regulation S-K, Item 503, any sophisticated business plan targeted at public markets must explicitly outline material risk factors.

Regulatory Boundary and Reclassification Risk

The Company's business model relies on maintaining a strict legal boundary between pure consulting services and the practice of medicine or product distribution. If the FDA, state medical boards, or other regulatory bodies re-classify the Company's tech integration advice or holistic TCM protocols as falling under direct clinical medical practice or medical device promotion, the Company could become subject to unexpected, costly regulatory compliance regimes.

Reliance on Key Personnel

The Company’s competitive advantage resides entirely in its intellectual capital. The loss of key specialized consultants across the graphene tech or the TCM vertical could temporarily impair revenue generation capabilities and depress recruitment of clinical clients.

1.Complete Our Public Offering

We expect to complete our public offering within 1 year after the qualification of our offering statement by the SEC.

2.Office

We’ve already set up our principal office at: 15800 East Gale Avenue, Rowland Heights, California 91748.. At this stage, we do not plant to purchase a large number of new office equipment due to reasons that it is more important to prioritize essential needs and maintain a balanced budget in the short term. However, as business conditions improve and our operations expand, we’ll reassess our needs and may purchase all necessary furniture, equipment, computers, and professional software to automate our financial services.

3.Website Development

We’ve built up our official website: www.interglobe.cc/mobile/, which will be one of our primary tools for promoting our services.

4.Marketing and advertising

We mainly use our official website and our social media accounts as described above to attract more clients for IPO, listing and going public services and money service business. We understand that the better we actively position our company, the more clients we’ll attract. Therefore, by utilizing these digital platforms, we can efficiently reach a wide audience, share valuable insights, and offer tailored solutions to support our clients’ journey towards successful market listings. This approach not only enhances our accessibility but also allows us to maintain a strong and interactive presence in the global business community.

5.12-Month Plan & Working Capital Priorities

Over the next 12 months, we will continue expanding our current operations by generating more clients for our healthcare consulting businesses, and we plan to commence our businesses as a medical outpatient advisory service provider and a holistic TCM advisory service operator in Delaware as soon as possible.

Our directors have agreed in writing to provide the principal office located at 15800 East Gale Avenue, Rowland Heights, California 91748 to our Company for our office use free of charge, for a term of 18 months. With our physical presence at New York location and internet-based marketing and promotion, the Company is well equipped to more effectively market and advertise the Company’s services to global clients.

To complete this offering and proceed with our operations within the next 12 months, we still need about

$60,000.00. We may have to utilize funds from our shareholder, CHEUNG Siu Chung, who have agreed in writing to loan the Company funds for an amount not exceeding $80,000.00 to: (i) complete this offering, and (ii) proceed with our operations within the next 12 months, if offering proceeds are less than registration costs and to support the development and operation within the next 12 months.

Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. The Company’s planned use of proceeds with respect to working capital are listed below in order of priority:

-operate our IPO, listing, and healthcare consulting business;

-ensure satisfaction of any Company financial obligations

-establish a financial reserve

Results of Operations

From the Company’s incorporation date (November 21, 2025) to December 31, 2025, the Company prepared our business plan, and signed 1 “Health Advisory Agreement” with our client, but did not generate any revenue under such agreement. Our net loss from incorporation to December 31, 2025 is $4,350.

We have just recently started our business operations, and we will start significant operations after we have completed this offering in whole or in part.

Liquidity and Capital Resources

As of December 31, 2025 the Company has net loss of $4,350.

The Company does not believe its current cash balance will be sufficient to allow the Company to complete this offering and fund its planned operating activities for the next twelve months. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital. Management intends to fund future operations through additional private or public equity offerings and may seek additional capital through arrangements with strategic partners from other sources. There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all. Any equity financing may be dilutive to existing shareholders.

In order to move forward with our business development plan, set forth above, we will require additional financing, as allocated in the Use of Proceeds section above.

We will require substantial additional financing, in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing, and we may not be able to obtain financing when required, in the amounts necessary to execute our plans in full, or on terms which are economically feasible.

We are currently seeking additional financing. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of December 31, 2025, and the date of this prospectus respectively, there were no off-balance sheet arrangements.

Going Concern

The Company has experienced a net loss and had an accumulated deficit of $(4,350) as of December 31, 2025. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing.

To complete this offering and proceed with our operations within the next 12 months, we still need about

$60,000.00. We may have to utilize funds from our shareholder, CHEUNG Siu Chung, who has agreed in writing to loan the Company funds for an amount not exceeding $80,000.00 to: (i) complete this offering, and (ii) proceed with our operations within the next 12 months, if offering proceeds are less than registration costs and to support the development and operation within the next 12 months.

Critical Accounting Policies

We have identified the policies outlined in Notes in the attached unaudited financial statements as of and for the years ended December 31, 2025, as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

   Additional Company Matters

The Company has never filed for bankruptcy protection, nor has it ever been involved in receivership or similar proceedings.

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

Part II, Item 10. Directors, Executive Officers, And Significant Employees

As of the date of this Offering, we have 2 employees. The officer(s) and director(s) of the Company as of the date of this Offering, are as follows:

Name	Position	Age	Date of Appointment	Hours per month
Simon ZHAO	Director, CEO, CFO	73	June 01, 2025	240
RU Xiaoge	Director	43	November 21, 2025	240

Simon ZHAO: Director, CEO and CFO

Mr. Simon ZHAO, Director, Chief Executive Officer and Chief Financial Officer of Interglobe Solutions Inc., is a U.S. citizen with a distinguished career bridging Western institutional healthcare frameworks and Eastern philosophical medical traditions, Mr. Zhao has dedicated his professional life to the provision of integrated care model, he has leveraged his extensive network across multinational pharmaceutical boards, academic medical centers and regulatory bodies. His vision for the Company is both advisory and transformational, aiming to recalibrate the industry standard by ensuring that the rapid pace of medical technology never outpaces the human element of healing.

Mr. Zhao has designed and implemented our business model, which operates through two synergistic core divisions: the first being our Healthcare Consulting and Comprehensive Medical Outpatient Advisory Services which provides institutional clients with rigorous market entry strategies, clinical trial optimization, and outpatient workflow efficiencies. The second model is our Holistic Traditional Chinese Medicine (TCM) Advisory Services which integrates TCM protocols into mainstream outpatient settings, offering a comprehensive pathway to wellness that respects both innovation and tradition. Under Mr. Zhao’s direct stewardship, these divisions function as a continuum, ensuring that every solution offered is both scientifically robust and culturally attuned.

Looking toward the future, Mr. Zhao’s immediate strategic priorities include forging key alliances with health systems seeking to diversify their care portfolios and establishing a proprietary validation framework for integrative therapies. Under his direction, our Company is not merely responding to the evolving healthcare landscape but actively redefining it, ensuring that the future of medicine remains as compassionate as it is cutting-edge.

RU Xiaoge: Director

RU Xiaoge, aged 43, Director of Interglobe Solutions Inc., is a dynamic health products executive with a dual background in corporate management and healthcare consulting. Ms. RU leverages her prior healthcare consulting experience to advise executive leadership on market entry strategies for new supplement lines, ensuring alignment with regional healthcare policies and reimbursement frameworks.

Part II, Item 11. Compensation Of Directors and Executive Officers Summary Compensation Table

Name & Principal Position	Fiscal Year Ending Dec 31, 2025	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Simon ZHAO (Director, CEO, CFO)	2025	-	-	-	-	-	-	-	0
RU Xiaoge (Director)	2025	-	-	-	-	-	-	-	0

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of two directors. Our directors CHEUNG Siu Chung and RU Xieoge are not “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board member, with the exception of reimbursing and board-related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

Part II, Item 12. Security Ownership of Management and Certain Security holders

The following table sets forth information regarding beneficial ownership of our Common Stock as of July 30, 2026. None of our Officers or Directors are selling stock in this Offering. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock.

  Percentage of beneficial ownership after the offering assumes the Offering Amount is fully sold.

                                                                                                                    Shares Beneficially

   Name and                                      Shares Beneficially Owned            Owned After

   Position                   Class              Prior to Offering                            Offering

  __________             _______          ________________________        ____________________

                                                          Number               Percent               Number              Percent

RU Xiaoge

(Director)                   Common         25,000,000                 50%              25,000,000           38.46%

CHEUNG

Siu Chung                  Common         25,000,000                 50%              25,000,000           38.46%

Part II, Item 13. Interest of Management and Others in Certain Transactions

As of December 31, 2025, the Company is not indebted to related parties.

Part II, Item 14. Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no our or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

Common Stock

The Company is authorized to issue 1,000,000,000 shares of Common Stock, par value $.0001.

Capitalization Security	Par Value	Authorized	Outstanding	Voting Rights
Common Stock	0.0001	1,000,000,000	50,000,000	1:1
Preferred stock

We do not have an authorized class of preferred stock.

General

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The S hares of Common Stock, when issued, will be fully paid and non-assessable. Holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000.00 (the “Minimum Subscription”).

A subscription for $1,000.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has not engaged anyone to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has not engaged anyone to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed by the laws of the state of Delaware. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in Delaware as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Selling Shareholders

There is no selling shareholder(s) under this offering.

Disqualifying Events Disclosure

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly)

remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 14, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

Investor Eligibility Standards

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards also.

Part II, Item 15. Miscellaneous: Dividend Policy, Shares Eligible for Future Sales, Legal Matters, Experts, Where You Can Find More Information

Dividend Policy

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

Shares Eligible For Future Sale

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●1% of the number of shares of our Common Stock then outstanding; or

● the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Legal Matters

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by

United Securities Legal Group, APC at 1968 South Coast Hwy, #2854, Laguna Beach, California, 92651,

the U.S. Tel: +1 917 985 7989; Email: Chairman@USLegal.Group.

Experts

The financial statements for the years ended Dec 31, 2025 for the Company included in this prospectus and elsewhere in the registration statement have been unaudited.

Where You Can Find More Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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Part II, F/S. Financial Statements

Interglobe Solutions Inc. Financial Statements (Unaudited)

Interglobe Solutions Inc. Balance Sheet December 31, 2025 (all Amounts in USD)
Assets
Current Assets
Cash and Cash Equivalents	650
Accounts Receivable	0.00
Total Current Assets	650
Total Assets	650
Liabilities and Stockholders’ Equity
Liabilities
Current Liabilities
Related Party Loans
Total Current Liabilities	~~0~~
Total Liabilities	~~0~~
Stockholder’s Equity	0
Common stock, par value $0.0001; 1,000,000.000.00 shares authorized, 50,000,000 shares issued and outstanding, all issued shares are common shares.	5,000
Retained (deficit)	-4,350
Total Stockholder’s Equity	650
Total Liabilities and Stockholder’s Equity	650

The accompanying notes are an integral part of these financial statements. F-1

Interglobe Solutions Inc. Statement of Operations (all Amounts in USD)
From November 21, 2025 (Inception) to December 31, 2025
REVENUES	~~0~~
Cost of Goods Sold	~~0~~
Gross Profit	~~0~~
Operating Expenses
General And Administrative Expenses	4,350
Total Operating Expenses	4,350
Net Income (Loss) From Operations	-4,350
Provision For Income Taxes	-
Net Income (Loss)	-4,350
Net Loss Per Share: Basic And Diluted	0.000013
Weighted Average Number Of Shares Outstanding: Basic And Diluted	50,000,000

The accompanying notes are an integral part of these financial statements.

Interglobe Solutions Inc..

Unaudited Statements of Changes in Stockholders’ Equity (From November 21, 2025 (inception) to December 31, 2025) (Amounts in USD)

	Common Stock		Additional Paid-in Capital	Retained Deficit	Total Stockholders’ Equity
	Shares	Amount
Inception, November 21, 2025	-	$	$	$	$
Shares issued for cash at $0.0001 per share on November 27, 2025	50,000,000	5,000	-	-	5,000
Net income for the period ended December 31, 2025	-	-	-	-4,350	-4,350
Balance, December 31, 2025	50,000,000	5,000	-	-4,350	650

The accompanying notes are an integral part of these financial statements.

Interglobe Solutions Inc.

Statement of Cash Flows (Amounts in USD)

From November 21, 2025 (Inception) To December 31, 2025
Cash Flows From Operating Activities
Net Loss For The Period	4,350
Adjustments To Reconcile Net Loss To Net Cash (Used In) Operating Activities	-
Cash Flows Used In Operating Activities	-4,350
Cash Flows From Investing Activities	-
Purchase Of Fixed Assets	-
Cash Flows Used In Investing Activities	5,000 -
Cash Flows From Financing Activities
Proceeds From Sale of Common Stock	-
Related Party Loans	-
Cash Flows Provided By Financing Activities	-
Net Increase In Cash	650
Cash, Beginning of Period	-
Cash, End of Period	650
Supplemental Cash Flow Information:
Interest paid	0
Income taxes paid	0

The accompanying notes are an integral part of these financial statements.

Interglobe Solutions Inc.

Notes to the Unaudited Financial Statements Dated December 31, 2025

                          NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Interglobe Solutions Inc. (“the Company”), was incorporated in the State of Delaware   on November 21, 2025. The Company has minimal operations currently. The Company’s principal business consists of healthcare consulting.

                         NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern for a period of one year from the issuance of these financial statements. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                           NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

                          Use of Estimates

In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

                          Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:defined as observable inputs such as quoted prices in active markets;

Level 2:defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

                          Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                          Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to December 31, 2025, the Company has generated no revenue.

                          Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from November 21, 2025 (inception) to December 31, 2025, there were no potentially dilutive debt or equity instruments issued or outstanding.

                          Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from November 21, 2025 (inception) to December 31, 2025 were no differences between our comprehensive loss and net loss.

                          Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

                          Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

                         Note 4 – LOAN FROM DIRECTOR

During the period from November 21, 2025 (inception) to December 31, 2025, There has loaned to the Company by Managements. This loan is unsecured, non-interest bearing and  due on demand.

The balance due to the director was $4,350 as of December 31, 2025.

Note 5 – COMMON STOCK

The Company has 1,000,000,000, $0.0001 par value shares of common stock authorized.

As of the date of this Offering Circular, the Company has issued 25,000,000 shares of common stock to its shareholder CHEUNG Siu Chung for cash proceeds of $2,500 at $0.0001 per share, and 25,000 shares of common stock to its director RU Xiaoge for cash proceeds of $2,500 at $0.0001 per share.

There were 50,000,000 shares of common stock issued and outstanding as of the date of this Offering Circular.

Note 6 – COMMITMENTS AND CONTINGENCIES

Our CEO and director, Simon ZHAO, has agreed to provide the principal office located at 31916 Del Cielo Este Apt. 29 Bonsall California 92003-3920 to the Company for our office use free of charge for a period of 18 months. Simon ZHAO has agreed in writing to loan the Company funds for an amount not exceeding $80,000.00 to: (i) complete this offering, and (ii) proceed with our operations within the next 12 months, if offering proceeds are less than registration costs and to support the development and operation within the next 12 months.

Note 7 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10- 65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of December 31, 2025 the Company had net operating loss carry forwards of approximately $4,350 that may be available to reduce future years’ taxable income in varying amounts. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at December 31, 2025 was approximately $4,350. The net change in valuation allowance during the year ended December 31, 2025 was $4,350. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2025. All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

Non-current deferred tax assets:

Netoperatingloss $ carry forward

FromNovember 21, 2025

(inception) to December 31, 2025

 (4,350)

Valuation allowance$ 4,350

Net deferred tax assets $-

Note 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2025 to the date of the filing, July 30, 2026, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Part III – Exhibits

Part III, Iten 16 – 17. Index to Exhibits & Description of Exhibits

Exhibit No.	Description	Filing Type
1A-2A	Articles of Incorporation	Form 1-A
1A-2B	Bylaws	Form 1-A
1A-4	Subscription Agreement	Form 1-A
1A-12	Legal Opinion Letter by USLG	Form 1-A
1A-99	Undertaking Letter	Form 1-A

SIGNATURES:

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rowland Heights, Califonria on July 30, 2026.

Interglobe Solutions Inc.

By: /s/ Simon ZHAO

Simon ZHAO

Director,

CEO,

Chief Financial Officer

Dated: July 30, 2026

This offering statement has been signed by the following person in the capacities and on the dates indicated.

By: /s/ Simon ZHAO

     Simon ZHAO

     Director

CEO,

Chief Financial Officer

Dated: July 30, 2026

                           ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and offering.

By: /s/ Simon ZHAO

Simon ZHAO

Director,

CEO,

Chief Financial Officer

Dated: July 30, 2026